Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Betsy Thompson
Director, Corporate Communications and Public Relations
(781) 741-4066

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS ANNOUNCES PLANS TO CLOSE KIDS AND MENS CONCEPTS

Company Also Comments on Fourth Quarter

Hingham, MA, January 04, 2008 -- The Talbots, Inc. (NYSE: TLB) today announced that after a thorough evaluation of its business, it will exit its Talbots Kids and Talbots Mens concepts by September 2008.  The decision is part of Talbots strategic business review that was announced on October 9, 2007, which is expected to be completed in the first quarter of 2008.

The strategic review revealed that these concepts did not demonstrate the potential to deliver acceptable long-term return on investment. The executive management team, with the full support of the Company’s Board of Directors, determined that discontinuing these businesses will enable The Talbots, Inc. to redirect resources and capital towards its core businesses, including Talbots Misses, Petites, Womans, Collection, Accessories & Shoes and J. Jill Missy, Petites and Womans.

Trudy F. Sullivan, The Talbots, Inc. president and Chief Executive Officer, commented, “This is a very important strategic move that will greatly contribute to our ability to focus and reinvigorate our core brands and provide sustainable long-term shareholder value. By exiting these concepts, we can focus exclusively on our company’s core strength – the age 35 plus female market, where we believe there is significant opportunity for profitable growth in both our Talbots and J. Jill brands.”

“I would like to sincerely thank everyone, who over the years invested considerable time and effort in developing Talbots Kids and Mens. Regrettably we must make these difficult decisions that will help grow and improve our core business.”

The Talbots, Inc. will close approximately 78 stores throughout the U.S. as a result of this decision, including 66 Talbots Kids and 12 Talbots Mens stores. The closures will impact approximately 800 full- and part-time positions, or approximately 5% of The Talbots Inc. total workforce. The Company is considering ways to offer the affected associates other opportunities, where feasible.

As a result of these actions, the Company currently anticipates total revenue to be impacted by approximately $100 million on an annualized basis. The Talbots, Inc. currently expects that the ongoing operational benefit resulting from these closings would be approximately $13 to $15 million, or $0.15 to $0.18 per diluted share, on an annualized basis.

The Talbots, Inc. anticipates pre-tax expenses associated with the closings of approximately $5 million, or $0.06 per diluted share in the fourth quarter 2007. Virtually all of this charge is related to the non-cash impairment of store level assets. In addition, the Company expects to incur pre-tax expenses of approximately $34 to $42 million, or $0.40 to $0.49 per diluted share in fiscal 2008.  The majority of this charge is attributable to lease liabilities and non-cash impairment of store level assets.

Fourth Quarter Update

Separately, The Talbots, Inc. also announced today that its quarter-to-date sales for both its Talbots and J. Jill brands are trending below its expectations. With the important month of January still ahead, the Company will provide further information regarding its outlook for fourth quarter earnings per share when it reports its fourth quarter sales results on February 7, 2008.

The Company continues to evaluate store growth, productivity and distribution channels as part of its strategic business review and will provide additional information regarding  its 2008 operating plan on March 12, 2008, when it reports fourth quarter and full year fiscal 2007 operating results.

The Talbots, Inc. is a leading international specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates a total of 1,428 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,157 stores under the Talbots brand name and 271 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "outlook," "will," "would," "target," "would yield," or similar statements or variations of such terms. All of the "outlook" information (including expected future revenue impact, expected future operational benefits, expected exit expenses, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning exit costs and timing, outcome of negotiations with landlords and other third parties, exit plan inventory levels, valuations and sales, store traffic, levels of store sales, ,and  our internal plan and budget for regular-price selling and markdown selling for the indicated forward periods. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any "outlook" information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including whether our recently announced strategic review of our operations and any significant changes which may result from or in connection with such process will favorably impact our productivity and profitability in the short-term or long-term and the timing of any such matters, the risk that operational benefits expected to be realized from our exit plans will not be achieved or may take longer to achieve than expected, acceptance of the Company's fashions including its seasonal fashions, effectiveness of the Company's brand awareness and marketing programs and new promotional cadence strategy, and any different or any increased negative trends in its regular-price or markdown selling, retail economic conditions including consumer spending trends, the current housing issues and uncertainty in the financial and credit markets, success of our expected marketing events in driving store traffic and store and direct marketing sales, success of our catalogs in driving both our direct marketing sales and in driving store traffic, the Company's ability to anticipate and successfully respond to constantly changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company's ability to sell its merchandise at regular prices as well as its ability to successfully execute its sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, our ability to accurately estimate and forecast future full-price and markdown selling for each of our brands, the success of our current executive-level searches, the risk that the J. Jill business will not be successfully integrated, the risk that the cost savings, operational efficiencies, and other synergies from J. Jill acquisition may not be fully realized or may take longer to realize than expected, the risk associated with integrating and operating profitably and successfully as a multi-brand chain for the first time and the reaction of Talbots and J. Jill customers and suppliers to the changes being made within the organization. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under "Investor Relations" and you are urged to carefully consider all such factors.

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